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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our reports dated August 8, 2001 with respect to Alliance Bond Fund, Inc. (comprising, respectively, the Corporate Bond Portfolio, Quality Bond Portfolio and U.S. Government Portfolio) which are incorporated by reference in this Registration Statement (Form N-1A Nos. 2-48227 and 811-2383) of Alliance Bond Fund, Inc.


ERNST & YOUNG LLP



New York, New York
February 27, 2002

































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